Exhibit 10.3
                                    AGREEMENT

                  AGREEMENT, dated as of March __, 2007, between Five Star Products, Inc., a Delaware corporation with principal executive offices at 777 Westchester Avenue, White Plains, NY 10604 (the "Company"), and Leslie Flegel, residing at 4951 Gulf Shore Boulevard, PH 201, Naples, FL 34103 ("Flegel").

                               W I T N E S S E T H

         WHEREAS, the Company desires to retain the services of Flegel upon the terms and subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants, and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

Section 1. Retainer. The Company hereby agrees to retain Flegel, and Flegel hereby agrees to serve the Company, all upon the terms and subject to the conditions set forth in this Agreement.

Section 2.        Capacity and Duties.

(a) Flegel shall serve as Chairman of the Board of the Company and shall have the duties, responsibilities, and authorities normally performed by the chairman of the board of a public company. Flegel shall devote his best efforts and such of his business time and attention as is necessary to promote and advance the business of the Company and to perform his duties hereunder.

(b) Flegel shall perform the services at such locations as he reasonably determines; provided, however, that Flegel agrees to attend, in person, meetings of the Board of Directors and any committees on which he may serve, as may be requested.

(c) During the Term (as defined below), Flegel agrees that he will not serve in an operating capacity as an executive officer or employee performing a senior operating function of any other entity.

Section 3. Term of Agreement. Unless sooner terminated in accordance with the provisions of this Agreement, the term (the "Term") of this Agreement shall commence on the date hereof and end on the third anniversary of the date hereof (the "Third Anniversary").

Section 4.        Compensation.

(a) During the Term, subject to all the terms and conditions of this Agreement and as compensation for his services to the Company under this Agreement, the Company shall pay Flegel an annual fee at the rate of $100,000, payable in equal monthly installments in arrears on the last day of each month.


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(b) On the date hereof, as additional compensation for his services to the
Company under this Agreement, the Company shall issue to Flegel 2,000,000 shares (the "Shares") of the common stock, par value $0.01 per share (the "Stock"), of the Company.

(c) As an independent contractor, Flegel understands and agrees that he is not entitled to any of the benefits, coverages or privileges made available to employees of the Company, including, without limitation, social security, unemployment, medical, pension, or insurance benefits. The compensation paid to Flegel pursuant to this Agreement is not subject to federal, state, or local tax withholdings and Flegel accepts sole responsibility and liability for the payment of any and all withholding, Medicare, social security or any other taxes owing to any governmental authority, with respect to or on account of any compensation or other fees paid by the Company to him for services rendered under this Agreement. The Company shall provide Flegel with IRS Form 1099 for all fees paid for services rendered pursuant to this Agreement.

Section 5.        Expenses.

(a) The Company will reimburse Flegel for all travel expenses (such as airline and car travel, hotel, parking, and meals when traveling on Company business) incurred in the performance of his services under this Agreement, in accordance with the policy and practice of the Company regarding senior executives, upon presentation to the Company of appropriate expense vouchers and accompanying documentation and the approval of the Company's Chief Executive Officer.

(b) Commencing on November 1, 2007 and continuing through the balance of the Term, the Company will also reimburse Flegel for the reasonable out-of-pocket cost of maintaining an office, including rent and normal office related expenses, and for the services of an administrative assistant, including salary and benefits; provided, however, that Flegel shall not be entitled to reimbursement pursuant to this Section 5(b) in excess of $125,000 in any 12-month period.

(c) Except as set forth above, Flegel shall be responsible for all his own expenses and shall not be entitled to reimbursement from the Company.

Section 6. Non-Competition, Non-Solicitation. Flegel agrees that he will not during the period he is providing services to the Company under this Agreement or otherwise and for a period of one year thereafter, directly or indirectly,
(a) solicit the employment of, or encourage to leave the employment of the Company, any of its subsidiaries, or its parent, National Patent Development Corporation ("NPDC"), any person who is now employed by the Company, any of its subsidiaries, or NPDC, (b) hire any employee or former employee of the Company, any of its subsidiaries, or NPDC, (c) disparage the Company, any of its subsidiaries, or NPDC to any of their respective clients, employees, service providers or any third party, or take any action with the intent or probable effect of injuring the business or reputation of Company, any of its subsidiaries, or NPDC or (d) compete with or be engaged in the same business as the Company, any of its subsidiaries, or NPDC, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, during the period Flegel is providing services to the Company under this Agreement or otherwise, directly or


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indirectly competes with or is engaged in the same business as the Company, any of its subsidiaries, or NPDC, except that in each case the provisions of this
Section 6 will not be deemed breached merely because Flegel owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by Flegel, such stock is listed on a national securities exchange or is regularly traded in the over-the-counter market by a member of a national securities exchange.

Section 7. Confidential Information. All confidential information which Flegel may now possess, may obtain during or after the Term, or may create prior to the end of the period he is providing services to the Company under this Agreement or otherwise relating to the business of the Company, any of its subsidiaries, or NPDC or of any of their respective customers or suppliers shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of the period he is providing such services or used by him except during the Term in the business and for the benefit of the Company, in each case without prior written permission of the Company. Flegel shall return all tangible evidence of such confidential information to the Company or NPDC, as the case may be, prior to or at the termination of his association.

Section 8. Termination. The Term shall end prior to the Third Anniversary only if one or more of the following circumstances occur prior to the Third Anniversary (each, an "Early Termination"):

(a) Death. The death of Flegel shall occur.

(b) Disability. At the election of the Company, if, as a result of Flegel's incapacity due to physical or mental illness, Flegel shall have been absent from his duties hereunder for six months, and within 30 days after a Notice of Termination (as defined in Section 8(e)) is given shall not have returned to the performance of his duties hereunder.

(c) Cause. At the election of the Company, for Cause. For purposes of this Agreement, the Company shall have "Cause" (i) upon the failure by Flegel to substantially perform his duties or obligations hereunder (other than any such failure resulting from Flegel's incapacity due to physical or mental illness), which is not cured within ten days after demand for substantial performance is delivered by the Company's board of directors to Flegel that specifically identifies the manner in which the Company believes Flegel has not substantially performed his duties or obligations or (ii) if Flegel shall engage in conduct which is materially monetarily injurious to the Company or its reputation.

(d) Change in Control. A Change in Control of the Company or NPDC shall occur. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if (i) NPDC and its affiliates cease to own a majority of the voting stock of the Company and (ii) within any 12-month period beginning on or after the date that is three months after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Company Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of the Company or the board of directors of any successor to the Company, provided that any director who was not a director of the Company immediately before the beginning of such period shall be deemed to be a Company Incumbent Director if


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such director was elected to the Board of Directors of the Company by, or on the
recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Company Incumbent Directors either actually or by prior operation of this Section 8(d), unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Securities Exchange Act of 1934 or any successor provision (the "Exchange Act"). For purposes of this Agreement, a "Change in Control" of NPDC shall be deemed to have occurred if (i) a change in control of NPDC of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, other than a change of control resulting in control by Flegel or a group including Flegel occurs, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Flegel or a group including Flegel, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of NPDC representing 20% or more of the combined voting power of NPDC's then outstanding securities, or (iii) within any 12-month period beginning on or after the date that is three months after the date hereof, the persons who were directors of NPDC immediately before the beginning of such period (the "NPDC Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of NPDC or the board of directors of any successor to NPDC, provided that any director who was not a director of NPDC immediately before the beginning of such period shall be deemed to be a NPDC Incumbent Director if such director was elected to the Board of Directors of NPDC by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as NPDC Incumbent Directors either actually or by prior operation of this Section 8(d), unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act of or any successor provision.

(e) Notice of Termination. Any Early Termination pursuant to Section 8(b), 8(c), or 8(d) shall be communicated by a Notice of Termination from the Company to Flegel. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances that provide a basis for the Early Termination.

(f) Date of Termination. If there is an Early Termination, the Term shall end on the Date of Termination. For purposes of this Agreement, the "Date of Termination" shall mean (i) if the Early Termination occurs as a result of Flegel's death or a Change in Control of the Company, the date of his death or the Change in Control, as the case may be, (ii) if the Early Termination occurs pursuant to Section 8(b), 30 days after Notice of Termination is given (provided that Flegel shall not have returned to the performance of his duties hereunder during such 30 day period), and (iii) if the Early Termination occurs pursuant to Section 8(c), the date specified in the Notice of Termination, which shall not be earlier than the date on which the Notice of Termination is given.

(g) No Further Compensation Upon Termination.(h) If there is an Early Termination, the Company shall pay Flegel his full compensation only through the Date of Termination at the rate in effect at the time Notice of Termination is given and reimburse him for any expenses incurred through the Date of Termination.

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Section 9.        Lock-Up.

(a) Lock-Up Period. Flegel agrees that until the expiration of the Lock-Up Period (as defined below), he will not, without the prior written consent of Board of Directors of the Company, directly or indirectly, (i) offer, pledge, hypothecate, sell, contract to sell, enter any agreement to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of any Shares, whether any such transaction is to be settled by delivery of the Shares or other securities, in cash or otherwise. For purposes of this Agreement, the Lock-Up Period shall mean the Term; provided, however, that in the event of an Early Termination pursuant to Section 8(c), the Lock-Up Period shall end on the Third Anniversary. Upon Flegel's request, at the end of the Lock-Up Period, the Company agrees to cause the legend relating to the lock-up to be promptly removed from any certificates representing the Shares.

(b) Registration Rights. Notwithstanding the provisions of Section 9(a), the Company agrees to grant to Flegel certain registration rights pursuant to the registration rights agreement, dated as of the date hereof.

(c) Restrictive Legend. Each certificate for the Shares, and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION.

Section 10.       Miscellaneous

(a) Successors; Binding Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Flegel and his assigns, heirs, and personal representative.

(b) Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, either party shall be entitled, either during or after the Term, in addition to any other right or remedy available to it, to an injunction restraining such breach or a


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threatened breach and to specific performance of any such provision of this
Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

(c) Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

(d) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10(d)). Any notice or other communication shall be deemed given at the time of receipt thereof.

         If to Flegel:              Leslie Flegel
                                    4951 Gulf Shore Boulevard
                                    PH 201
                                    Naples, FL 34103
                                    Fax: (239) 430-6873

         If to the Company:         Five Star Products, Inc.
                                    777 Westchester Avenue
                                    White Plains, NY 10604
                                    Fax:  (914) _____________
                                    Attn:  President

(e) Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

(f) No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, other than NPDC.

(i) Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(g) Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.



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(h) Counterparts; Governing Law. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought only in the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan of the City of New York, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(i) Representations and Warranties of Flegel. Flegel represents and warrants to the Company that (i) Flegel is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (ii) Flegel is under no physical or mental disability that would hinder his performance of duties under this Agreement.




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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the date first above written.


                                   FIVE STAR PRODUCTS, INC.


                                   By:
                                      -----------------------------------------
                                         Name:
                                          Title:



                                  Leslie Flegel




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